Exhibit 10.3

[REDWOOD TRUST, INC. LETTERHEAD]

[Date]

[First Name] [Last Name]
[Address]
[City, State, Zip Code]

Re:       Amendment to Equity Awards Under the Company’s 2014 Incentive Award Plan

Dear [First Name]:

The Compensation Committee of the Board of Directors of Redwood Trust, Inc. (the “Company”) has decided to amend the terms of all equity awards currently outstanding under the Company’s Amended and Restated 2014 Incentive Award Plan (the “Plan”), including Restricted Stock, Deferred Stock Units and Performance Stock Units (each, as defined in the Plan). You are receiving this letter because the Company previously granted you one or more equity awards under the Plan that are currently outstanding as of the date hereof (each, an “Existing Award”). Capitalized terms used but not otherwise defined herein shall have such meaning as is contained in the applicable Existing Award Agreement or the Plan, as applicable.

This letter serves as an amendment (the “Amendment”) to each of your Existing Awards. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, you and the Company agree to the terms of the Amendment, which are as follows:

1.       Addition of Change in Control Provision. Notwithstanding anything to the contrary in the award agreement evidencing an Existing Award (each, an “Existing Award Agreement”), each Existing Award is hereby amended such that, if you experience a Qualifying Termination on or within twenty-four (24) months following a Change in Control (as defined in the Plan), your Existing Award will become vested in full (and any forfeiture restrictions thereon, including any Purchase Option, shall lapse) as of immediately prior to such Qualifying Termination, as defined below.

A “Qualifying Termination” means a Termination of Service by the Company without Cause or by you for Good Reason, as such terms are defined in your Existing Award Agreement or, if not defined in your Existing Award Agreement:

“Cause” shall have such meaning defined in your employment agreement with the Company or, if no such agreement exists or does exist but does not contain such a definition, shall mean (i) your material failure to substantially perform the reasonable and lawful duties of your position for the Company, which failure shall continue for thirty (30) days after written notice thereof by the Company to you; (ii) acts or omissions constituting gross negligence, recklessness or willful misconduct on your part in respect of the performance of your duties, your fiduciary obligations or otherwise relating to the business of the Company; (iii) the habitual or repeated neglect of your duties; (iv) your conviction of a felony; (v) your theft or embezzlement, or attempted theft or embezzlement, of money or tangible or intangible assets or property of the Company or its employees, customers, clients, or others having business relations with the Company; (vi) any act of moral turpitude by you injurious to the interest, property, operations, business or reputation of the Company; or (vii) your unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to the Company’s business.

“Good Reason” shall have such meaning defined in your employment agreement with the Company or, if no such agreement exists or does exist but does not contain such a definition, shall mean the occurrence, without your express written consent, of any one or more of the following events: (i) a material reduction in the your base salary or wages or a material reduction by the Company in the value of your total compensation package (salary, wages, bonus opportunity, equity incentive award opportunity and benefits) if such a reduction is not made in proportion to an across-the-board reduction for all similarly-situated service providers of the Company; or (ii) the relocation of your principal Company office to a location more than twenty-five (25) miles from its location as of the date hereof, except for required travel on the Company’s business to the extent necessary to fulfill your obligations to the Company.  Notwithstanding the foregoing, you will not be deemed to have resigned for Good Reason unless (1) you provide the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by you to constitute Good Reason within ninety (90) days after the date of the occurrence of any event that you know or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (3) the effective date of your termination for Good Reason occurs no later than thirty (30) days after the expiration of the Company’s cure period.

[Note that, following such accelerated vesting, any Award Shares subject to an Existing Award that is a Deferred Stock Unit award will be Vested Award Shares. In addition, with respect to an Existing Award that is a Performance Stock Unit award, this accelerated vesting benefit will apply to any Award Shares that become eligible for vesting following a Change in Control in accordance with the applicable Existing Award Agreement.]

2.       No Further Amendments. Except as specifically set forth above, all of the remaining terms of your Existing Award shall remain unchanged and in full force and effect.

3.       Miscellaneous. This Amendment may be delivered electronically and may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. This Amendment shall be governed by and construed and enforced in accordance with Delaware law without regard to the conflict of laws provisions thereof.

Your consent is required for this Amendment to become effective. Please confirm your agreement to the foregoing by signing this letter in the space provided below for your signature and returning it to ____________ at One Belvedere Place, Suite 300, Mill Valley, CA 94941 or via email to _____________@redwoodtrust.com. Please retain one fully executed original for your files. Should you have any questions regarding this letter, please feel free to call ___________________ at (415) ___-____.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

REDWOOD TRUST, INC.

By:
[Andrew P. Stone]
[General Counsel & Corporate Secretary]
One Belvedere Place, Suite 300
Mill Valley, CA 94941

The undersigned hereby accepts and agrees to all the terms and provisions of this Amendment.
EQUITY AWARD HOLDER

[First Name] [Last Name]

[Signature Page to Equity Award Amendment]